Exhibit 16

May 14, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Magyar Bancorp, Inc. (copy attached), for the event that occurred on May 11, 2018 which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Magyar Bancorp, Inc. dated May 14, 2018. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Baker Tilly Virchow Krause, LLP